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                                                                    Exhibit 23.2



                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in this Registration Statement of Entrust Technologies Inc. on Form S-8 of our reports dated June 5, 1998 and August 5, 1998 on the financial statements of Entrust Technologies Inc. and r/3/ Security Engineering AG, respectively, appearing in the Registration Statement on Form S-1 (File No. 333-57275) of Entrust Technologies Inc.



/s/ Deloitte & Touche

Chartered Accountants
Ottawa, Canada
October 1, 1998